Exhibit 10.4

ONCORUS, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE

Oncorus, Inc. (“Company”), pursuant to its 2016 Equity Incentive Plan (“Plan”), issues to Participant, in exchange for Participant’s past or future services actually or to be rendered to the Company and such other applicable consideration specified below, the number of shares of Common Stock set forth below (“Shares”). The Shares are subject to all of the terms and conditions as set forth in this Restricted Stock Grant Notice (“Grant Notice”) and in the Restricted Stock Agreement, the Plan, the Assignment Separate from Certificate and the Joint Escrow Instructions, all of which are attached to this Grant Notice and incorporated into this Grant Notice in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Restricted Stock Agreement will have the same definitions as in the Plan or the Restricted Stock Agreement. If there is any conflict between the terms in this Grant Notice and the Plan, the terms of the Plan will control.

Participant:	[____________]

Date of Issuance:	[____________]

Vesting Commencement Date:	[____________]

Number of Shares Subject to Award:	[____________]

Purchase Price:	[____________]

Vesting Schedule:	The Shares will vest and become Vested Shares in accordance with the following vesting schedule:

[Insert applicable vesting schedule, as well as any special vesting provisions (i.e., accelerated vesting upon termination and/or change in control-related vesting)]

In the event Participant’s Continuous Service terminates for any reason, all Unvested Shares as of the date of such termination of Continuous Service shall immediately and automatically be forfeited by the Participant and returned to the Company in accordance with and pursuant to the provisions of Section 4 of the Restricted Stock Agreement.

[Remainder of page intentionally left blank]

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Agreement and the Plan. The Participant further acknowledges that as of the Date of Issuance, this Grant Notice, the Restricted Stock Agreement (and the other attachments hereto) and the Plan set forth the entire understanding between the Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject.

ONCORUS, INC.:		PARTICIPANT:

By:
	Signature	[Participant Name]

Title:		Date:
Date:

ATTACHMENTS:

Attachment I:	Restricted Stock Agreement

Attachment II:	2016 Equity Incentive Plan

Attachment III:	Assignment Separate From Certificate

Attachment IV:	Joint Escrow Instructions

Attachment V:	Sample 83(b) Election

Attachment VI:	Consent to Receive Notices By Electronic Transmission

SIGNATURE PAGE TO ONCORUS, INC.

RESTRICTED STOCK GRANT NOTICE

ATTACHMENT I

ONCORUS, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Pursuant to the Restricted Stock Grant Notice (“Grant Notice”), this Restricted Stock Agreement (“Agreement”), and its 2016 Equity Incentive Plan (“Plan”) Oncorus, Inc. (“Company”) has issued to you, in exchange for the Purchase Price set forth in the Grant Notice and/or in consideration of your past or future services actually or to be rendered to the Company, the number of Shares of Common Stock indicated in the Grant Notice (“Shares”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan or the Grant Notice will have the same definitions as in the Plan or the Grant Notice. If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control, unless otherwise specifically provided.

The details of your award, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. VESTING.

(a) Subject to the limitations contained in this Agreement, the Shares will vest pursuant to the Vesting Schedule in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

(b) For purposes hereof, “Vested Shares” will mean Shares that have vested in accordance with the Vesting Schedule set forth on the Grant Notice or this Section 1 and with respect to which the risk of forfeiture described in Section 4(a) below has lapsed (the “Vesting Schedule”), and “Unvested Shares” will mean Shares that have not vested in accordance with the Vesting Schedule or this Section 1 and that remain subject to the risk of forfeiture described in Section 4(a) below.

(c) If any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code (as defined in the Plan), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless you elect in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Stock Awards (as defined in the Plan); reduction of employee benefits. In the event that acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of your Stock Awards (i.e., earliest granted Stock Award cancelled last) unless you elect in writing a different order for cancellation. The Company shall bear all expenses with respect to the determinations required to be made hereunder. Any good faith determinations of the accounting firm or other person or entity engaged by the Company in order to make such determinations required under this section shall be final, binding and conclusive upon you and the Company.

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2. NUMBER OF SHARES. The number of Shares and class of securities subject to this Award may be adjusted from time to time for Capitalization Adjustments. In the event of any such Capitalization Adjustments, any additional Shares of Common Stock that you receive will be subject to the same vesting requirements and vesting schedule that is applicable to the Shares with respect to which such additional Shares relate.

3. SECURITIES LAW COMPLIANCE. The Shares are not registered under the Securities Act. At this time, the Company has determined that the issuance of the Shares under this Agreement is exempt from the registration requirements of the Securities Act. If the Company determines at any time that an exemption from the registration requirements of the Securities Act was not available or that the issuance of the Shares otherwise would not comply with any other applicable laws and regulations, then the Company will not be obligated to issue the Shares or may rescind the award to you.

4. FORFEITURE OF UNVESTED SHARES.

(a) Forfeiture of Unvested Shares. In the event that your Continuous Service terminates for any reason, then (i) any Unvested Shares as of the date of such termination (after giving effect to any accelerated vesting provided for under the Vesting Schedule or Section 1 above), and (ii) any Vested Shares, if the Company has terminated your Continuous Service for Cause (as defined in the plan), in either case, shall immediately and automatically be forfeited and returned to the Company for the Reacquisition Price (as defined below) without any required action or notice to you. This forfeiture with respect to Vested Shares is specifically intended to supersede any repurchase limitations that may be contained the Plan (which otherwise may provide that vested shares can only be repurchased for no less than fair market value). You hereby agree to take whatever action the Company determines necessary to effectuate the Company’s reacquisition of the Shares and the return of such Shares to the Company. Following such forfeiture and reacquisition, the Company will become the legal and beneficial owner of the Shares that were forfeited and reacquired and all rights and interests in and related to such Shares, and the Company will have the right to transfer to its own name the Shares being reacquired by the Company without further action by you. For purposes of this Agreement, the term “Reacquisition Price” shall mean the lower of the original per share Purchase Price stated in the Grant Notice (which, for clarity may be $0) (subject to adjustment for Capitalization Adjustments pursuant to the Plan), or the Fair Market Value of such Shares as of the date of such termination of Continuous Service.

(b) The Reacquisition Price and the Repurchase Price may be delivered to you (as determined by the Company) in cash, a promissory note, by offsetting and canceling any indebtedness then owed to the Company or any combination of the foregoing.

(c) Corporate Transactions. In the event of a Corporate Transaction, the Company may provide that the forfeiture and reacquisition provisions of Section 4(a) may be assigned by the Company to the surviving or acquiring corporation (or the surviving or acquiring corporation’s parent company), if any, in connection with the Corporate Transaction or that such provisions and restrictions may lapse in connection with the Corporate Transaction. To the extent the forfeiture and reacquisition provisions of Section 4(a) remain in effect following a Corporate Transaction, such provisions shall apply to the new capital stock, cash or other property received in exchange for the Shares in consummation of the Corporate Transaction.

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5. TRANSFER RESTRICTIONS. You are not permitted and agree that you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the Unvested Shares or any interest in the Unvested Shares while such Shares are subject to the risk of forfeiture described in Section 4(a) above; provided, however, that an interest in the Unvested Shares may be transferred pursuant to a domestic relations order as defined in the Code. In the case of Vested Shares, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the Vested Shares or any interest in the Vested Shares except in compliance with this Agreement (including, without limitation, Section 6), the Company’s bylaws, any shareholders’ agreement that you may be required to execute, and applicable securities laws. For clarity, no sale, transfer or other disposition of the Vested Shares or any interest in the Vested Shares may occur unless the Company has first determined that such sale, transfer or other disposition is permitted by applicable securities laws (even if otherwise allowed by this Agreement and the Company’s corporate governance documents).

6. RIGHT OF FIRST REFUSAL. The Company shall have a right of first refusal, as described below, with respect to any voluntary or involuntary sale, assignment, gift, donation, pledge, or other disposition (each a “Transfer”) of Vested Shares by you, provided, however, that no such right of first refusal shall exist in the case of a sale, transfer of other disposition by you of Vested Shares to a third-party in connection with a Change in Control transaction. In addition, the term Transfer does not include a transfer of Vested Shares for no consideration to your Immediate Family (as defined below), provided that such Immediate Family Member agrees in writing to hold the Vested Shares so transferred subject to the provisions of this Agreement (including, without limitation, this Section 6), and that there will be no further transfer of such Vested Shares except in accordance with the terms of this Section 6. As used herein, the term “Immediate Family” will mean your spouse (or domestic partner), the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of you or your spouse (or domestic partner), or the spouse (or domestic partner) of any child, adopted child, grandchild or adopted grandchild of you or your spouse (or domestic partner). If you desire or are required to Transfer some or all of the Vested Shares during your lifetime, you must, before effecting any such Transfer (and to the extent otherwise not precluded by any court or tribunal) offer to sell the Vested Shares proposed for Transfer (the “Offered Shares”) to the Company by means of a written notice (the “Offer Notice”) to the Company stating (A) the number of Offered Shares, (B) the name and address of the third party to whom the Offered Shares will be Transferred, and (C) the purchase price and terms of payment for the Offered Shares determined in accordance with the following two sentences. If the proposed Transfer is in a sale in which you will receive something of value for the Offered Shares, the purchase price and terms of payment will be as set forth in a bona-fide offer from a third party to purchase the Offered Shares, but in no event will the Company be required to pay you an amount for the Offered Shares that is in excess of the Fair Market Value of the Offered Shares on the date the Company gives written notice to you electing to exercise its Purchase Right (as defined below) as determined in good faith by the Board. If the proposed Transfer is other than in a sale in which you will not receive something of value for the Offered Shares (such as in an involuntary Transfer, or a gift, donation, or pledge), you shall state in the Offer Notice that no purchase price and terms of payment are being proposed and that the purchase price and terms of payment will be Fair Market Value of the Offered Shares on the date the Company gives written notice to you electing to exercise its Purchase Right as determined in good faith by the Board. For 30 days after the Company’s receipt of the Offer Notice under this Section (the “Option Period”), the Company will have the right (but not the obligation) to purchase all or any portion of the Offered Shares (such right, the “Purchase Right”). The Company may exercise the Purchase Right by giving written notice to you (or your legal representative) during the Option Period specifying the number of Offered Shares it is electing to purchase. The Company may assign its Purchase Right hereunder in the discretion of the Board and such rights will be cumulative in the event more than one event occurs giving rise to a right. The purchase price with respect to any purchase pursuant to the Purchase Right shall be paid to you in cash by no later than the end of the Option Period (or if the Offer Notice contains terms of payment that provide for payments to be made to you on dates occurring after the Option Period, then the Company may make its payments on those same dates). In the event of a Change in Control, all payments hereunder shall be accelerated to the date of the Change in Control and

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shall be due and payable at that time. Notwithstanding the above, the Company’s Purchase Right will expire at the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system. Any recipient or transferee of the Offered Shares from you under this Section 6 may not subsequently Transfer or otherwise dispose of the Offered Shares unless permitted by the Company in its sole discretion. Any such recipient or transferee will become subject to the terms of this Agreement on the same basis as you. As a condition to your transfer of any Offered Shares, the recipient or transferee must acknowledge their obligation to abide by the terms of this Agreement and must execute this Agreement or any other agreements required to be executed by shareholders of the Company as requested by the Company.

7. ESCROW OF SHARES. As security for your faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Shares upon the forfeiture of any portion of the Shares pursuant to Section 4(a), you agree that the Shares issued to you will be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Grant Notice as ATTACHMENT IV. You agree to execute and deliver to the Secretary of the Company or the Secretary’s designee (the “Escrow Agent”), two (2) Assignment Separate From Certificate forms (with date and number of shares blank) substantially in the form attached to the Grant Notice as ATTACHMENT III and deliver the same, along with the certificate or certificates evidencing the shares, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

8. RIGHTS AS STOCKHOLDER. Subject to the terms of this Agreement, you will exercise all rights and privileges of a stockholder of the Company with respect to the Shares of Common Stock deposited in escrow. You will be deemed to be the holder of the Shares for purposes of receiving any dividends that may be paid with respect to such Shares (which will be subject to the same vesting and forfeiture restrictions as apply to the Shares to which they relate) and for purposes of exercising any voting rights relating to such Shares, even if some or all of such Shares have not yet vested and remain subject to forfeiture.

9. RESTRICTIVE LEGENDS. All certificates representing the Common Stock issued under this Agreement will be endorsed with legends in substantially the following forms (in addition to any other legend that may be required by other agreements between you and the Company):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RISK OF FORFEITURE, REPURCHASE RIGHT AND OTHER RESTRICTIONS AND CONDITIONS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH RIGHT IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF REFUSAL GRANTED TO THE COMPANY AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE BYLAWS OF THE COMPANY AND/OR A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES.”

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(d) Any legend required by appropriate blue sky officials.

10. AWARD NOT A SERVICE CONTRACT. Your receipt of the Shares is not an employment or service contract, and nothing in this Agreement will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11. WITHHOLDING OBLIGATIONS.

(a) At the time you are issued any Shares, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the issuance or vesting of your Shares (including the filing of a Section 83(b) Election as provided in Section 14 of this Agreement) (the “Withholding Taxes”). The Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to the issuance or vesting of the Shares (or the filing of a Section 83(b) Election) by any of the following means or by a combination of such means: (i) withholding from any amounts otherwise payable to you by the Company; (ii) causing you to tender a cash payment; or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you with a Fair Market Value equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock withheld may not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) Unless the tax withholding obligations of the Company and any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for in this Agreement.

12. INVESTMENT REPRESENTATIONS. In connection with your acquisition of the Common Stock under this Agreement, you represent to the Company the following:

(a) You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock. You are acquiring the Common Stock for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) You understand that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed in this Agreement.

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(c) You further acknowledge and understand that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the Common Stock. You understand that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) You are familiar with the provisions of Rules 144 and 701 under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the securities exempt under Rule 701 may be sold by you ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off agreement described in Section 13.

(e) In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of issuance, then the Common Stock may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company; and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(f) You further understand that at the time you wish to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

13. MARKET STAND-OFF AGREEMENT. By acquiring shares of Common Stock under this Agreement, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this Section 13 will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 13. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 13 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

14. TAX CONSEQUENCES. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You will rely solely on your advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this

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Agreement. You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the Shares of Common Stock issued to you under this Agreement as of the date any restrictions on the Shares lapse (that is, as of the date on which part or all of the Shares vest). In this context, “restriction” includes the risk of forfeiture with respect to some or all of the Shares set forth above. You understand that you may elect to be taxed at the time the Common Stock is issued to you pursuant to this Agreement, rather than when and as the risk of forfeiture with respect to the Shares expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days after the date you acquire Shares of Common Stock pursuant to this Agreement. A sample 83(b) Election is attached as Attachment V for convenience. Even if the fair market value of the Common Stock at the time it is issued equals the amount paid for the Common Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. You understand that failure to file an 83(b) Election in a timely manner may result in adverse tax consequences for you. You further understand that you must file an additional copy of the 83(b) Election with your federal income tax return for the calendar year in which you make the 83(b) Election. You acknowledge that the foregoing is only a summary of the effect of U.S. federal income taxation with respect to issuance of the Common Stock pursuant to this Agreement, and does not purport to be complete. You further acknowledge that notwithstanding the inclusion of a sample 83(b) Election as Attachment V, the Company has directed you to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which you may reside, and the tax consequences of your death. You assume all responsibility for filing an 83(b) Election and paying all taxes resulting from the 83(b) Election or the lapse of the restrictions on the Common Stock. YOU ACKNOWLEDGE THAT NOTWITHSTANDING THE INCLUSION OF A SAMPLE 83(B) ELECTION AS ATTACHMENT V, IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY 83(B) ELECTION. THE COMPANY AND ITS LEGAL COUNSEL CANNOT ASSUME RESPONSIBILITY FOR FAILURE TO FILE THE 83(B) ELECTION IN A TIMELY MANNER UNDER ANY CIRCUMSTANCES.

15. NOTICES. Any notices provided for in this Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company.

16. MISCELLANEOUS.

(a) As a condition to the Company’s issuance of any Shares of Common Stock under this Agreement, the Company may require you to execute certain customary agreements entered into with the holders of capital stock of the Company, including without limitation a right of first refusal and co-sale agreement, stockholders agreement and a voting agreement.

(b) The rights and obligations of the Company under this Agreement will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under this Agreement may only be assigned with the prior written consent of the Company.

(c) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Agreement.

(d) You acknowledge and agree that you have reviewed this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Shares and fully understand all provisions of this Agreement.

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17. GOVERNING PLAN DOCUMENT. This Agreement and the Shares issued to you hereunder are subject to all the terms of the Plan, the terms of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan will control.

18. CAPITALIZATION ADJUSTMENTS. In the event of a Capitalization Adjustment, then any and all new, substituted or additional securities or other property to which you are entitled by reason of your ownership of the Shares will be immediately subject to the rights, restrictions and obligations set forth in this Agreement with the same force and effect as the Shares subject to the those rights, restrictions and limitations immediately before such event.

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This Restricted Stock Agreement will be deemed to be signed by the Company and Participant upon the signing by Participant of the Restricted Stock Grant Notice to which it is attached.

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ATTACHMENT II

ONCORUS, INC.

2016 EQUITY INCENTIVE PLAN

(Attached)

ATTACHMENT III

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that Restricted Stock Grant Notice and Restricted Stock Agreement, each dated [Date of Grant] (together, the “Agreement”), [Participant] hereby sells, assigns and transfers unto ONCORUS, INC., a Delaware corporation (the “Company”) ________________________ Shares of the Common Stock of the Company (the “Common Stock”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s). _____ and does hereby irrevocably constitute and appoint the Company’s Secretary as attorney-in-fact to transfer the said Common Stock on the books of the Company with full power of substitution in the premises. This Assignment Separate From Certificate may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the forfeiture, reacquisition or repurchase of Shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such Shares remain subject to forfeiture, reacquisition and/or repurchase under the Agreement.

Dated:

Signature:
[Participant]

[INSTRUCTIONS: Please do not fill in any blanks other than the “Signature” line. The purpose of this Assignment Separate From Certificate is to enable the Company to reacquire or repurchase Shares without requiring additional signatures on your part]

ATTACHMENT IV

ONCORUS, INC.

JOINT ESCROW INSTRUCTIONS

[Date of Grant]

Secretary

Oncorus, Inc.

50 Hampshire Street, Suite 401

Cambridge, MA 02139

Ladies and Gentlemen:

As Escrow Agent for both Oncorus, Inc., Delaware corporation (the “Company”), and the undersigned recipient (“Recipient”) of Common Stock of the Company (the “Common Stock”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Restricted Stock Grant Notice (the “Grant Notice”), dated [Date of Grant], to which a copy of these Joint Escrow Instructions is attached as Attachment IV, and pursuant to the terms of the Restricted Stock Agreement (the “Agreement”), which is Attachment I to the Grant Notice, in accordance with the following instructions:

1. In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Notice, the Company or its affiliate or assignee will give to Recipient and you a written notice specifying the number of Shares of Common Stock that have not vested in accordance with the vesting schedule set forth in the Grant Notice (the “Unvested Shares”) to be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of Unvested Shares being transferred, and (c) to deliver the same, together with the certificate evidencing the Shares of Common Stock to be transferred, to the Company.

3. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing Shares of Common Stock to be held by you under these Joint Escrow Instructions and any additions and substitutions to said Shares as specified in the Grant Notice and the Agreement. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of the escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Recipient shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4. This escrow shall terminate upon the exercise in full or expiration of the Company’s rights to reacquire or repurchase the Shares, whichever occurs first.

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5. If at the time of termination of this escrow under Section 4 herein you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of the same to Recipient and will be discharged of all further obligations hereunder; provided, however, that if at the time of termination of the escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You will be obligated only for the performance of such duties as are specifically set forth in these Joint Escrow Instructions and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You will not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys will be conclusive evidence of such good faith.

8. You are expressly authorized to disregard any and all warnings given by any of the parties to these Joint Escrow Instructions or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You will not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice, the Agreement or any documents or papers deposited or called for hereunder.

10. You will not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent under these Joint Escrow Instructions will terminate if you will cease to be Secretary of the Company or if you will resign by written notice to the Company. In the event of any such termination, the Secretary of the Company will automatically become the successor Escrow Agent unless the Company will appoint another successor Escrow Agent and Recipient hereby confirms the appointment of such successor as Recipient’s attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect to these Joint Escrow Instructions, the necessary parties to these Joint Escrow Instructions will join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute will have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.

2.

14. Any notice required or permitted under these Joint Escrow Instructions will be given in writing and will be deemed effectively given upon personal delivery, including delivery by express courier or five days after deposit in any U.S. Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ written notice to each of the other parties hereto:

Company:	Oncorus, Inc.
50 Hampshire Street, Suite 401 Cambridge, MA 02139
Attention: President

Recipient:	[Participant]
[Address 1]
[Address 2] [Participant Email]

Escrow Agent:	Oncorus, Inc.
50 Hampshire Street, Suite 401 Cambridge, MA 02139
Attention: Secretary

15. You will be entitled to employ such legal counsel, including without limitation Cooley LLP, and other experts as you may deem necessary to advise you in connection with your obligations hereunder, and you may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company will be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

16. This instrument will be binding upon and inure to the benefit of the parties to these Joint Escrow Instructions, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice, the Agreement and these Joint Escrow Instructions in whole or in part.

17. These Joint Escrow Instructions will be governed by and interpreted and determined in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state.

18. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice or the Agreement.

[Remainder of page intentionally left blank]

3.

The undersigned have executed this JOINT ESCROW INSTRUCTIONS as of the date set forth above.

RECIPIENT:

[PARTICIPANT]

(Signature)

COMPANY:

ONCORUS, INC.

By:
	Name:	Ted Ashburn
	Title:	Chief Executive Officer

ESCROW AGENT:

JOHN MCCABE, SECRETARY

SIGNATURE PAGE TO ONCORUS, INC.

JOINT ESCROW INSTRUCTIONS

ATTACHMENT V

SAMPLE 83(B) ELECTION

[INTENTIONALLY OMITTED]

ATTACHMENT VI

CONSENT TO RECEIVE NOTICES BY ELECTRONIC TRANSMISSION

The undersigned stockholder (the “Stockholder”) of Oncorus, Inc., a Delaware corporation (the “Company”), hereby consents to the delivery of stockholder notices by electronic transmission for all purposes and to the fullest extent permitted by law, including the fullest extent set forth in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). Notices by electronic transmission shall be delivered to the Stockholder as follows:

1. If by electronic mail, such notices shall be sent to the electronic mail address set forth below the Stockholder’s signature or to such other electronic mail address as shall be designated by the Stockholder in a written notice sent to:

Oncorus, Inc.

[Address]

[Address]

Attn: Secretary

2. If by posting on an electronic network, such notices shall be posted for at least five (5) business days on the Company’s web site and the Stockholder shall be notified of such posting at least three (3) business days’ in advance either (i) by electronic mail complying as to delivery with the terms of paragraph 1 above or (ii) by written notice to the Stockholder at the address set forth in the Company’s records.

This consent applies to any and all notices required to be given to the Stockholder for any purpose, including under the DGCL and/or the Company’s certificate of incorporation, bylaws or otherwise. This consent also applies to any and all notices required to be given to the Stockholder pursuant to any investors rights’, stockholders’, voting, right of first refusal and co-sale, registration rights or other similar stockholder agreement in respect of the Company or its shares of capital stock, unless otherwise expressly indicated in the applicable agreement. All notices sent by electronic mail will be considered given and received as of and on the date of electronic transmission thereof.

The undersigned Stockholder hereby executes this consent as an instrument under seal as of the date set forth below.

STOCKHOLDER:

Date of Execution:	[PARTICIPANT]

(Signature)

[Email]
Designated Stockholder email address